Exhibit (8)(A23)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

This Amendment is entered into as of June 1, 2020, by and among Teachers Insurance and Annuity Association of America (the “Insurance Company”) on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule A of the Agreement (as defined below) as may be amended from time to time (individually and collectively “Separate Accounts”), TIAA-CREF Individual & Institutional Services, LLC (“TC Services”), being a party only for the purpose of consenting to this Amendment), and Capital Research and Management Company (the “Adviser”) on behalf of each of the open-end investment companies, or series thereof for which Distributor, Transfer Agent and Adviser provide services (hereinafter called the “Funds” and, individually, a “Fund”). For purposes of the Amendment, Distributor, Transfer Agent and Adviser are together referred to as “You”.

RECITALS

WHEREAS, the parties entered into an Agreement dated December 21, 2006, as amended (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the parties hereby agree to amend the Agreement as follows:

1. Amendment

References in the Agreement to “shares” or “Class Shares” should include both, Class R-5 shares and Class R-6 shares.

Exhibit A. Exhibit A of the Agreement is deleted in its entirety and replaced with Schedule B attached hereto.

2. Continuing Provisions of the Agreement. Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

3. Counterpart Signatures. This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. Facsimile signatures shall have the same effect as manual signatures. All counterpart signatures shall be construed together and shall constitute one agreement.

TIAA PUBLIC

Exhibit (8)(A23)

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first above written.

TEACHERS INSURANCE AND ANNUITY

ASSOCIATION OF AMERICA, on behalf of itself and TIAA Separate Account VA-3

By:
Print Name: Hal Moody
Title: Managing Director
Date:

TIAA-CREF INDIVIDUAL & INSTITUTIONAL SERVICES, LLC, for purpose of consenting to this Amendment only

By:
Print Name: Hal Moody
Title: Managing Director
Date:

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:
Print Name:
Title:
Date:

AMERICAN FUNDS SERVICE COMPANY

By:
Print Name:
Title:
Date:

AMERICAN FUNDS DISTRIBUTORS, INC.

By:
Print Name:
Title:
Date:

TIAA PUBLIC

Exhibit (8)(A23)

EXHIBIT A

Name of Separate Account(s)	Fund	Share Classes
TIAA Separate Account VA-3	American Funds Washington Mutual Investors	R-5, R-6
	American Funds EuroPacific Growth Fund	R-5, R-6
	American Funds New Perspective Fund	R-5, R-6

TIAA PUBLIC